CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the registration statement of Cooperative Bankshares, Inc. on Form S-8 (File No. 333-22335) of our report dated January 30, 1998, on our audits of the consolidated financial statements of Cooperative Bankshares, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which is incorporated by reference in this Annual Report on Form 10-K.




/s/ Coopers & Lybrand L.L.P.

Raleigh, North Carolina
March 30, 1998